Exhibit 99.1
PURCHASE AND SALE AGREEMENT
330 COMMERCE STREET
NASHVILLE, TENNESSEE
THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this 29th day of May, 2013, by and between WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company (“Seller”), and COMMERCE STREET NASHVILLE PARTNERSHIP, a Tennessee general partnership (“Purchaser”).
W I T N E S E T H:
WHEREAS, Seller desires to sell certain improved real property commonly known as 330 Commerce Street, Nashville, Tennessee, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and
WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;
NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:
“Additional Earnest Money” shall mean the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00 U.S.).
“Air Rights” shall mean air rights consisting of approximately 3,200,912 cubic feet lying directly above a site containing .71 acres of real property located in Nashville, Tennessee and more specifically described in EXHIBIT “A” attached hereto.
“Ancillary Closing Documents” shall mean, collectively, the General Assignment, Bill of Sale, Assignment and Assumption of Operating Agreements, Assignment and Assumption of Leases, the Seller’s Certificate and the Seller’s Affidavit.
“Basket Limitation” shall mean an amount equal to Fifty Thousand and No/100 Dollars ($50,000.00 U.S.).
“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered by Seller to Purchaser at the Closing in the form attached hereto as SCHEDULE 3.
“Broker” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Tennessee are authorized by law or executive action to close.
“Cap Limitation” shall mean three percent (3%) of the Purchase Price.
“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.
“Closing Date” shall mean Friday, June 28, 2013.
“CMT Estoppel Certificate” shall mean a certificate to be sought from Country Music Television under its lease for space within the Improvements in substantially the form attached hereto as EXHIBIT “H”.
“CMT Lease” Lease dated March 4, 2002 by and between Ferrari Partners, L.P. (“Landlord”) and Country Music Television, Inc. (“Tenant”), as amended by a First Amendment dated February 12, 2004, a Second Amendment dated April 30, 2004, a Third Amendment dated November 3, 2004, a Fourth Amendment dated May 1, 2005, a Fifth Amendment dated August ___, 2005, a Sixth Amendment dated February 27, 2006, a letter agreement dated August 25, 2011, and an Eighth Amendment dated December 7, 2012.
“Due Diligence Material” shall have the meaning ascribed thereto in Section 3.7 hereof.
“Effective Date” shall mean the date upon which Seller and Purchaser shall have delivered a fully executed counterpart of this Agreement to the other, which date shall be inserted in the space provided on the first page hereof. For the purposes of determining the Effective Date, a facsimile or other electronic signature shall be deemed an original signature.
“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Clean Air Act, the Occupational Safety & Health Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.
“Escrow Agent” shall mean First American Title Insurance Company National Commercial Services, at its office at 414 Union Street, Suite 1205, Nashville, Tennessee 37219, Attn: Susan H. Felts.
“Escrow Agreement” shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT “D” entered into contemporaneously with the execution and delivery of this Agreement by Seller, Purchaser and Escrow Agent with respect to the Earnest Money.
“Existing Survey” shall mean that certain survey with respect to the Air Rights and the Improvements prepared by Barge Waggoner Sumner & Cannon, Inc., last updated December 13, 2007, File No. 338300.

“Extension Closing Date” shall mean Friday, July 26, 2013.
“Extension Earnest Money” shall mean the sum of One Hundred Thousand and No/100 Dollars ($100,000.00).
“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in the form attached hereto as SCHEDULE 8.
“First Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.
“General Assignment” shall have the meaning ascribed thereto in Section 5.1(c) hereof.
“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).
“Initial Earnest Money” shall mean the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00 U.S.).
“Improvements” shall mean all buildings, structures and improvements now or on the Closing Date situated in the Air Rights, including without limitation, all parking areas and facilities, improvements and fixtures located within the Air Rights.
“Inspection Period” shall mean the period expiring at 5:00 P.M. local Atlanta, Georgia time on June 7, 2013.
“Intangible Property” shall mean all intangible property, if any, owned by Seller and related to the Air Rights and Improvements, including without limitation, Seller’s rights and interests, if any, in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering drawings for the Air Rights and Improvements; (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Air Rights or Improvements; and (iv) all of Seller’s right, title and interest in and to all assignable Operating Agreements that Purchaser agrees to assume (or is deemed to have agreed to assume).
“Landlord Estoppel” shall mean a certificate in substantially the form shown on EXHIBIT “K” attached hereto to be sought from Commerce Street Venture as (a) the landlord under that certain lease from Commerce Street Venture to Linville Properties Company as evidenced by a Memorandum of Lease of record in Book 6739, page 374, recorded in Book 6740, page 822, and further recorded in Book 7075, page 517, Register’s Office for Davidson County, Tennessee, as the lease has subsequently been assigned to Seller; and (b) as “Venture” under that certain Reciprocal Easement Agreement of record in Book 6739, page 331, and recorded in Book 6740, page 775, Register’s Office for Davidson County, Tennessee.

“Leases” shall mean the tenant leases for space at the Property, which are more particularly identified on EXHIBIT “E” attached hereto.
“Lobby Lease” shall mean the Lease Agreement dated December 1, 1985, between Commerce Street Venture, as Lessor, and Seller, as Lessee, a memorandum of which is recorded in Book 6739, page 374 and re-recorded in Book 6740, page 822, Register’s Office for Davidson County, Tennessee, for 3,392 square feet of area on the ground floor of the Property, as modified by an Addendum to Lease Agreement dated as of November 26, 1986, establishing the leased premises as 3,725 square feet, including the elevators and loading dock areas, and as further amended by a First Amendment to Lease Agreement dated December 14, 2007 and as affected by that certain Shipping and Receiving Office Sublease between Seller, as Sublessor and Country Music Television, Inc., as Sublessee, dated December 7, 2012.
“Lobby Lessor Agreement” shall mean that certain Agreement of Consent to Deed of Trust to be sought from the Lobby Lease Lessor under the Lobby Lease in substantially the form attached hereto as EXHIBIT “M”.
“Losses” has the meaning ascribed thereto in Section 12.1 hereof.
“Operating Agreements” shall mean all those certain contracts and agreements more particularly described on EXHIBIT “G” attached hereto and made a part hereof relating to the repair, maintenance or operation of the Air Rights, Improvements or Personal Property which will extend beyond the Closing Date, including, without limitation, all equipment leases.
“Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, and (b) such other easements, restrictions and encumbrances affecting the Property to which Purchaser does not object, or to which Purchaser’s objections are waived or deemed waived.
“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Air Rights and Improvements and situated thereon, as generally described on EXHIBIT “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary) relating to the Air Rights and Improvements. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller’s business.
“Property” shall have the meaning ascribed thereto in Section 2.1 hereof.
“Purchase Price” shall be the amount specified in Section 2.4 hereof.
“Purchaser-Related Entities” has the meaning ascribed thereto in Section 12.1 hereof.

“Purchaser-Waived Breach” has the meaning ascribed thereto in Section 12.3 hereof.
“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(d) hereof.
“Seller’s Affidavit” shall mean the form of owner’s affidavit to be given by Seller at Closing to the Title Company in the form attached hereto as SCHEDULE 6.
“Seller’s Certificate” shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller’s warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 7.
“SNDA” shall mean a subordination, non-disturbance and attornment agreement to be sought from Country Music Television AND Tennessee Information Consortium, LLC under their lease for space within the Improvements in substantially the form attached hereto as EXHIBIT “L”.
“Survey” and “Surveys” shall have the meaning ascribed thereto in Section 3.4 hereof.
“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) hereof.
“Title Company” shall mean First American Title Insurance Company, at its office at 414 Union Street, Suite 1205, Nashville, Tennessee 37219, Attn: Susan H. Felts.
“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 hereof.
“Warranty Deed” shall mean the form of deed attached hereto as SCHEDULE 1.
ARTICLE 2
PURCHASE AND SALE
2.1    Agreement to Sell and Purchase. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Property”):
(a)    the Air Rights;
(b)    the Improvements;
(c)    the Personal Property;
(d)    all of Seller’s right, title and interest in and to the Leases;
(e)    All of Seller’s right, title and interest in and to the Lobby Lease; and
(f)    the Intangible Property.
2.2    Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions.

2.3    Earnest Money.
(a)    Within three (3) business days of the execution and delivery of this Agreement by Seller and Purchaser, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer, which Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement.
(b)    If this Agreement is not timely terminated by Purchaser under Section 3.5 hereof, Purchaser shall deposit with the Title Company the Additional Earnest Money on or before the expiration of the Inspection Period. The Initial Earnest Money and, if deposited, the Additional Earnest Money, and, if deposited, the Extension Earnest Money are collectively referred to in this Agreement as the “Earnest Money”.
(c)    The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. All interest and other income from time to time earned on the Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Earnest Money, and all such interest and other income.
2.4    Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be Eleven Million Two Hundred Thousand and No/100 Dollars ($11,200,000.00 U.S.). The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:
(a)    The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and
(b)    At Closing, the balance of the Purchase Price, after applying, as partial payment of the Purchase Price the Earnest Money paid by Escrow Agent to Seller, and subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to the Title Company, for further delivery to an account or accounts designated by Seller. If the Closing occurs, but the amount due from Purchaser pursuant to this Agreement is not received by Seller on or before the later of 3:00 p.m. local Atlanta, Georgia time or in sufficient time for reinvestment on the Closing Date (or the Extension Closing Date, if applicable), Purchaser shall reimburse Seller for loss of interest due to the inability to reinvest Seller’s funds on the Closing Date (or the Extension Closing Date, if applicable), calculated at the rate of five percent (5%) per annum (calculated on a per diem basis, using a 365-day year). The provisions of the preceding sentence of this section shall survive the Closing.
2.5    Independent Contract Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser’s execution and delivery of this Agreement to Seller, Purchaser’s check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article III. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

2.6    Closing. The consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing”) shall be held on or before the Closing Date; provided, however, Purchaser shall have the right to extend the Closing Date to the Extension Closing Date upon (i) providing written notice to Seller on or before 5:00 p.m. Atlanta, Georgia time on Friday, June 21 and (ii) depositing with the Title Company on or before the Closing Date the Extension Earnest Money (which Extension Earnest Money shall be non-refundable but shall be applicable to the Purchase Price at the Closing). Subject to the foregoing, the Closing shall be administered through the offices of the Title Company. It is contemplated that the transaction shall be closed with the concurrent delivery of the documents of title and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents and funds to be delivered at the Closing shall be delivered to the Title Company unless the parties hereto mutually agree otherwise.
ARTICLE 3

PURCHASER’S INSPECTION AND REVIEW RIGHTS
3.1    Due Diligence Inspections.
(a)    From and after the Effective Date until the Closing Date (or the Extension Closing Date, if applicable) or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives to inspect the Property to perform due diligence and environmental investigations, to examine the records of Seller with respect to the Property, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing. Seller reserves the right to have a representative present at the time of making any such inspection. Purchaser agrees that Purchaser shall make no contact with and shall not interview the tenant of the Property without the express prior approval of Seller, which approval shall not be unreasonably withheld, delayed or conditioned.
(b)    Purchaser shall notify Seller not less than two (2) Business Days in advance of making any such inspection, tour or interview. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser’s expense.
(c)    If the Closing is not consummated hereunder, Purchaser shall promptly (and as a condition to the refund of the Earnest Money) deliver copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections to Seller; provided, however, that delivery of such copies and information shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. This Section 3.1(b) shall survive the termination of this Agreement.
(d)    To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of Seller during any such inspection and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors, or any release of Hazardous Substances resulting from the negligence of Purchaser or its representatives, agents or contractors). Said indemnification agreement shall survive the Closing and any earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser’s consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser’s behalf. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.
3.2    Seller’s Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.
(a)    Seller and Purchaser acknowledge that all of the following either have been or shall be delivered or made available to Purchaser to the extent the same are in the possession of Seller (and Purchaser further acknowledges that no additional items are required to be delivered by Seller to Purchaser except as may be expressly set forth in other provisions of this Agreement):
(i)    Copies of Property operating statements for the past 24 months.
(ii)    A copy of Seller’s policy of title insurance with respect to the Air Rights and Improvements.
(iii)    A copy of the Existing Survey.
(iv)    Copies of certificates of occupancy related to the Property.
(v)    Copies of the Leases.
(vi)    All Operating Agreements currently in place at the Property.
(b)    From the Effective Date until the Closing Date (or the Extension Closing Date, if applicable) or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser’s representatives, on reasonable advance notice and during normal business hours, to have access to Seller’s existing non-confidential books, records and files relating to the Property, at Seller’s office at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, for the purpose of inspecting and (at Purchaser’s expense) copying the same, subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller may be bound, and provided that Seller shall not be required to deliver or make available to Purchaser (i) any records, reports, notices, test results or other information in Seller’s possession relating to the environmental condition of the Property (except for the BASE Consultants Phase I Environmental Report dated October 3, 2007, a copy of which has been received by Purchaser), and (ii) any appraisals, property condition reports, soils reports, geo-technical reports, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary. Purchaser acknowledges and agrees, however, that Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports, cost estimates or other materials and Seller shall have no duty to update any such materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return all copies of materials copied from Seller’s books, records and files relating to the Property. It is understood and agreed that Seller shall have no obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in Seller’s possession.
3.3    Condition of the Property.
(a)    Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser’s behalf in respect of the Property and the condition thereof. Purchaser and Seller mutually acknowledge and agree that the Property is being sold in an “AS IS” condition and “WITH ALL FAULTS,” known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property.
(b)    To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller, and its partners, beneficial owners, officers, directors, shareholders and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property after the Closing Date (or the Extension Closing Date, if applicable). In addition, Purchaser does hereby covenant and agree to defend, indemnify, and hold harmless Seller and its partners, beneficial owners, officers, directors, shareholders and employees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances which may be placed, located or released on the Property after the date of Closing. The terms and provisions of this paragraph shall survive the Closing hereunder.
3.4    Title and Survey. Purchaser shall order from the Title Company a preliminary owner’s title commitment with respect to the Property issued in favor of Purchaser (the “Title Commitment”). Purchaser shall request that the Title Company make copies of the Title Commitment, and copies of all underlying recorded exceptions referenced in the Title Commitment, available to Seller. Purchaser may arrange, at Seller’s sole cost and expense, for the preparation of one update of the Existing Survey by the original surveying company (the “Survey”). Purchaser shall have until May 31, 2013 to give written notice (the “First Title Notice”) to Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment or in any Survey or otherwise in Purchaser’s examination of title. From time to time at any time after the First Title Notice and prior to the Closing Date (or the Extension Closing Date, if applicable), Purchaser may give written notice of exceptions to title first appearing of record after the effective date of any updated title commitment or matters of survey which would not have been disclosed by an accurate updated examination of title or preparation of an updated ALTA survey prior to date of the initial Title Commitment or the initial Survey. Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within three (3) Business Days after receipt of Purchaser’s First Title Notice, Seller shall give written notice to Purchaser informing the Purchaser of Seller’s election with respect to such objections. If Seller fails to give written notice of election within such three (3) Business Day period, Seller shall be deemed to have elected not to attempt to cure the objections. If Seller elects to attempt to cure any objections, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure, but, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. If Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser’s sole remedy hereunder in such event shall be either (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, (ii) if such exceptions are matters first appearing of record after the date of this Agreement, and arise by, through or under Seller, to terminate this Agreement, or (iii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller either of Seller’s election not to attempt to cure any objection or of Seller’s determination evidenced by written notice to Purchaser, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, or three (3) Business Days after Seller is deemed hereunder to have elected not to attempt to cure such objections (and upon any such termination under clause (ii) or (iii) above, Escrow Agent shall return the Earnest Money to Purchaser). Purchaser’s failure to timely terminate pursuant to items (ii) and (iii) above shall be deemed Purchaser’s election to close pursuant to item (i). Notwithstanding the foregoing, Seller shall cause the first priority deed of trust and any related UCC-1’s or financing statements encumbering the Property to be released at Closing (collectively, the “Security Instruments”). If Seller does not cause all of the Security Instruments to be released by Closing, then, in addition to any other remedy available hereunder, Buyer make take all steps necessary to release the same and deduct the costs it incurs in connection therewith from the Purchase Price, including, without limitation, reasonable attorneys’ fees.
3.5    Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.5, Escrow Agent shall pay the Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.5, Purchaser shall make the Additional Earnest Money deposit, and the Earnest Money shall be non-refundable except as expressly set forth herein. The parties acknowledge that this Agreement shall not be void or voidable for lack of mutuality.
3.6    Operating Agreements. Prior to the expiration of the Inspection Period, Purchaser will designate in a written notice to Seller which Operating Agreements Purchaser will assume and which Operating Agreements will be terminated by Seller at Closing; provided, however, that Seller shall not be obligated to terminate, and Purchaser shall assume Seller’s obligations arising from and after Closing under, all Operating Agreements which cannot be terminated by Seller upon no more than thirty (30) days prior notice or which can be terminated by Seller only upon payment of a fee, premium, penalty or other form of early termination compensation. Taking into account any credits or prorations to be made pursuant to Article 5 hereof for payments coming due after Closing but accruing prior to Closing, Purchaser will assume the obligations arising from and after the Closing Date (or the Extension Closing Date, if applicable) under those Operating Agreements which Purchaser has designated will not be terminated. Seller, without cost to Purchaser, shall terminate at Closing all Operating Agreements that are not so assumed, to the extent any relates to the Property. If Purchaser fails to notify Seller in writing on or prior to the expiration of the Inspection Period of any Operating Agreements that Purchaser does not desire to assume at Closing, Purchaser shall be deemed to have elected to assume all such Operating Agreements and to have waived its right to require Seller to terminate such Operating Agreements at Closing.
3.7    Confidentiality. All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser’s engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Property, whether delivered by Seller or any of Seller’s representatives or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of Seller’s books, records and files in respect of the Property, or otherwise (collectively, the “Due Diligence Material”) shall be used solely for the purpose of determining whether the Property is suitable for Purchaser’s acquisition and ownership thereof and for no other purpose whatsoever. The terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser’s potential acquisition thereof; provided however, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of the unpermitted disclosure or use of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. If Purchaser or Seller elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Seller shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive the Closing and any earlier termination of this Agreement.
3.8    Loan Commitment Contingency. Purchaser represents to Seller that it has submitted an application to Sun Life Assurance Company of Canada (the “Lender”) for a loan commitment in the amount of Five Million Seven Hundred Thousand Dollars ($5,700,000). If Purchaser is unable in good faith, through no fault of Purchaser, to obtain such a commitment on or before June 21, 2013 (the “Loan Commitment Contingency Date”), Purchaser may terminate this Agreement by notice to Seller received on or before the Loan Commitment Contingency Date. If Purchaser terminates this Agreement pursuant to the foregoing, Purchaser shall receive a return of the Earnest Money and neither party shall have any further liability or obligation to the other, except for those which expressly survive the termination of this Agreement. If Purchaser does not terminate this Agreement in a timely manner as aforesaid, TIME BEING OF THE ESSENCE, Purchaser’s termination rights under this Section 3.8 shall be deemed to have been waived.
ARTICLE 4
REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS
4.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:
(a)    Organization, Authorization and Consents. Seller is a duly organized and validly existing limited liability company under the laws of the State of Delaware. Seller has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
(b)    No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.
(c)    Litigation. To Seller’s knowledge, Seller has received no written notice that any investigation, action or proceeding is pending or threatened, which (i) if determined adversely to Seller, materially and adversely affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
(d)    Taxes and Assessments. Seller has appealed its 2013 ad valorem property tax assessment (the "Assessment Appeal"). At Closing, Seller will assign all of its right, title and interest in and to any appeal, any award and any such proceedings to Buyer. Seller will promptly notify Buyer of any hearings, administrative decisions, correspondences or communications associated with or related to the Assessment Appeal and Seller shall, after notice to Buyer and opportunity to comment, promptly and timely respond to any actions incident to the Assessment Appeal. Any refund shall be subject to proration as set forth in Paragraph 5.4(a) hereof, which obligation shall survive Closing notwithstanding the limitation on survival set forth in Section 12.4 hereof.

(e)    Seller Not a Foreign Person. Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
(f)    Existing Leases. (i) Other than the Leases, Seller has not entered into any contract or agreement granting occupancy of the Property or any portion or portions thereof which will be binding on Purchaser after the Closing; (ii) the copies of the Leases heretofore delivered by Seller to Purchaser are true, correct and complete copies thereof; and (iii) the Leases have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between Seller and the tenants thereunder. To Seller’s knowledge, no material default, delinquency or breach exists on the part of the Tenant. To Seller’s knowledge, the Leases are valid and in full force and effect. To Seller’s knowledge, no presently effective rent concessions have been given to the tenants except as set forth in the Leases and no rent has been paid in advance by the tenants respecting a period subsequent to the Closing. To Seller’s knowledge, the tenants have not asserted in writing any claims, defenses or offsets to rent accruing from and after the date of Closing. To Seller’s knowledge, except for the landlord work described in Section 8 of the Eighth Amendment to the CMT Lease, which is in progress, all of Landlord’s work or other obligations of Landlord to be performed pursuant to the Leases have been fully performed and paid for.
(g)    Condemnation. Seller has received no written notice of the commencement of any proceedings for taking by condemnation or eminent domain of any part of the Property.
The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade by Seller as of the Closing Date (or the Extension Closing Date, if applicable), with the same force and effect as if made on, and as of, such date, subject to Seller’s right to update such representations and warranties by written notice to Purchaser and in Seller’s certificate to be delivered pursuant to Section 5.1(e) hereof. The provisions of this Section 4.1 shall survive the Closing for a period of one hundred Eighty (180) days following the Closing.
Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on behalf of Seller, or otherwise, including, without limitation, the physical condition of the Property, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Property or the market and physical environments in which the Property is located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser’s own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on behalf of Seller. Purchaser will inspect the Property and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Property in its “as is” condition, “with all faults,” on the Closing Date (or the Extension Closing

Date, if applicable). The provisions of this paragraph shall survive the Closing until the expiration of any applicable statute of limitations.
4.2    Knowledge Defined. All references in this Agreement to the “knowledge of Seller” or “to Seller’s knowledge” shall refer only to the actual knowledge of Scott Brown, asset manager for the Property, who has been actively involved in the management of Seller’s business in respect of the Property. The term “knowledge of Seller” or “to Seller’s knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, beneficial owner, officer, director, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise.
4.3    Covenants and Agreements of Seller.
(a)    Leasing Arrangements. Following the expiration of the Inspection Period, Seller will not enter into any lease affecting the Property, without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to Seller given within three (3) Business Days after Purchaser’s receipt of Seller’s written request therefor, each of which requests shall be accompanied by a copy of any proposed new lease that Seller wishes to execute between the end of the Inspection Period and the Closing Date (or the Extension Closing Date, if applicable), including, without limitation, a description of any tenant inducement costs and leasing commissions associated with any such new lease. If Purchaser fails to notify Seller in writing of its approval or disapproval within said three (3) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser. At Closing, Purchaser shall reimburse Seller for any tenant inducement costs, leasing commissions or other expenses, including reasonable attorneys’ fees actually incurred, by Seller pursuant to a renewal or expansion of any new lease approved (or deemed approved) by Purchaser hereunder.
(b)    New Contracts. During the pendency of this Agreement, Seller will not enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on 30 days (or less) notice.
(c)    Operation of Property. During the pendency of this Agreement, Seller shall continue to operate the Property in a good and businesslike fashion consistent with Seller’s past practices.
(d)    Insurance. During the pendency of this Agreement, Seller shall, at its expense, continue to maintain the insurance policy covering the Improvements which is currently in force and effect.
(e)    Tenant Certificates. Seller shall endeavor in good faith to obtain and deliver to Purchaser prior to Closing the CMT Estoppel Certificate, an estoppel certificate from Tennessee Information Consortium, LLC (substantially in the same form as the CMT Estoppel Certificate) and the SNDA from both CMT and Tennessee Information Consortium, LLC (collectively, the "Tenant Certificates"); provided that in no event shall the inability or failure of Seller to obtain and deliver said Tenant Certificates (Seller having used its good faith efforts as set forth above) be a default of Seller hereunder.
(f)    Landlord Agreements. Seller shall endeavor in good faith to obtain and deliver to Purchaser prior to Closing the Landlord Estoppel and the Lobby Lessor Agreement; provided that in no event shall the inability or failure of Seller to obtain and deliver said Landlord Estoppel or Lobby Lessor Agreement (Seller having used its good faith efforts as set forth above) be a default of Seller hereunder.
4.4    Representations and Warranties of Purchaser.
(a)    Organization, Authorization and Consents. Purchaser is a duly organized and validly existing general partnership under the laws of the State of Tennessee. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
(b)    Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
(c)    No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
(d)    Litigation. To Purchaser’s knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date (or the Extension Closing Date, if applicable), with the same force and effect as if made on, and as of, such date subject to Purchaser’s right to update such representations and warranties by written notice to Seller and in Purchaser’s certificate to be delivered pursuant to Section 5.2(d) hereof.
ARTICLE 5
CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS
5.1    Seller’s Closing Deliveries. For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:
(a)    Deed. A special warranty deed to the Air Rights and Improvements, in the form attached hereto as SCHEDULE 1 (the “Deed”), subject only to the Permitted Exceptions, and executed, acknowledged and sealed by Seller. The legal descriptions of the Air Rights set forth in deed shall be based upon and conform to the legal description contained in the Existing Survey;
(b)    Bill of Sale. A bill of sale for the Personal Property in the form attached hereto as SCHEDULE 3 (the “Bill of Sale”), without warranty as to the title or condition of the Personal Property;
(c)    General Assignment. An assignment of the Intangible Property in the form attached hereto as SCHEDULE 5 (the “General Assignment”), executed, acknowledged and sealed by Seller;
(d)    Assignment and Assumption of Leases. an assignment and assumption of Leases and Lobby Lease in the form attached hereto as SCHEDULE 2 (the "Assignment and Assumption of Leases"), executed, acknowledged and sealed by Seller;
(e)    “Assignment and Assumption of Operating Agreements” shall mean the form of assignment and assumption of the Operating Contracts to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as SCHEDULE 4.
(f)    Seller’s Affidavit. An owner’s affidavit substantially in the form attached hereto as SCHEDULE 6 (“Seller’s Affidavit”), stating that there are no known boundary disputes with respect to the Property, that there are no parties in possession of the Property, that there are no brokers except as disclosed herein, that any improvements or repairs made by, or for the account of, or at the instance of Seller to or with respect to the Property within one (1) year prior to the Closing have been paid for in full (or that adequate provision has been made therefore to the reasonable satisfaction of the Title Company), and including such other matters as may be reasonably requested by the Title Company;
(g)    Seller’s Certificate. A certificate in the form attached hereto as SCHEDULE 7 (“Seller’s Certificate”) evidencing the reaffirmation of the truth and accuracy in all material respects of Seller’s representations, warranties and agreements contained in Section 4.1 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;
(h)    FIRPTA Certificate. A FIRPTA Certificate in the form attached hereto as SCHEDULE 8;
(i)    Evidence of Authority. Such documentation as may reasonably be required by Purchaser’s title insurer to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;
(j)    Settlement Statement. A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(k)    Notices of Sale to Tenants. Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the "Tenant Notices of Sale"), which Purchaser shall send to the tenants under the Leases informing them of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's interest in the Leases and directing that all rent and other sums payable for periods after the Closing under such Leases shall be paid as set forth in said notices;
(l)    Notices of Sale to Service Contractors. Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the “Other Notices of Sale”), which Purchaser shall send to each service provider and leasing agent under the Operating Agreements assumed by Purchaser at Closing informing such service provider of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s obligations under the Operating Agreements arising after the Closing Date (or the Extension Closing Date, if applicable) and directing that all future statements or invoices for services under such Operating Agreements for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;
(m)    Keys and Records. All of the keys to any door or lock on the Property and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, third party reports obtained by Seller in connection with the Property, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller which Seller deems proprietary) relating to the Property in Seller’s possession;
(n)    Other Documents. Such other documents as shall be reasonably requested by Purchaser’s title insurer to effectuate the purposes and intent of this Agreement.
5.2    Purchaser’s Closing Deliveries. Purchaser shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:
(a)    General Assignment. Two (2) counterparts of the General Assignment, executed, acknowledged and sealed by Purchaser;
(b)    Assignment and Assumption of Leases. Two (2) counterparts of the Assignment and Assumption of Leases, executed, acknowledged and sealed by Purchaser;
(c)    Assignment and Assumption of Operating Agreements. Two (2) counterparts of the Assignment and Assumption of Operating Agreements, executed, acknowledged and sealed by Purchaser;
(d    Purchaser’s Certificate. A certificate in the form attached hereto as SCHEDULE 9 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations, warranties and agreements contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;
(e)    Notice of Sale to Tenants. The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(k) hereof;

(f)    Notices of Sale to Service Contractors and Leasing Agents. The Other Notices of Sale to Service Contractors and Leasing Agents, as contemplated in Section 5.1(l) hereof;
(g)    Settlement Statement. A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;
(h)    Evidence of Authority. A copy of resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered; and
(i)    Other Documents. Such other documents as shall be reasonably requested by Seller’s counsel to effectuate the purposes and intent of this Agreement.
5.3    Closing Costs. Purchaser shall pay the cost of any state, county or local transfer tax associated with a conveyance of the Property, costs of any lender’s title policy premiums, any endorsements to the owner’s or lender’s title policy, all recording fees, and all other costs and expenses incurred by Purchaser in its due diligence, closing and consummating the purchase of the Property pursuant hereto. Seller shall pay the cost of the brokerage commission due Seller’s Broker, title search costs, the base premium for an owner’s title insurance policy (for an insured value of not more than the Purchase Price), the costs of updating the Existing Survey and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto.
5.4    Prorations and Credits. The items in this Section 5.4 shall be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing, based upon the actual number of days in the applicable month or year:
(a)    Taxes. All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the prior year’s tax bill.
(b)    Reproration of Taxes. Within thirty (30) days after receipt of final bills for Taxes, the party receiving said final tax bills shall furnish copies of the same to the other party and shall prepare and present to such other party a calculation of the reproration of such Taxes based upon the actual amount of such items charged to or received by the parties for the year or other applicable tax period. Purchaser and Seller shall make the appropriate adjusting payment between them within thirty (30) days after presentment of the calculation as to the reproration and appropriate back-up information. The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing.
(c)    Rents, Income and Other Expenses. Rents and any other amounts paid to Seller by the tenants under the Leases (and any new lease entered into in accordance with the terms of this Agreement) shall be prorated as of the Closing Date (or the Extension Closing Date, if applicable) and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. Seller and Purchaser shall prorate all rents, additional rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases (and any such new lease) received as of the Closing Date (or the Extension Closing Date, if applicable) so that at Closing Seller will receive monthly basic rent payments through the day prior to the Closing Date (or the Extension Closing Date, if applicable) and so that Seller will receive reimbursement for all expenses paid by Seller through the day prior to the Closing Date (or the Extension Closing Date, if applicable) for which Seller is entitled to reimbursement under the Leases (including, without limitation, Taxes) (such expenses shall be reasonably estimated if not ascertainable as the Closing Date (or the Extension Closing Date, if applicable) and then shall be re-adjusted as provided in (d) below when actual amounts are determined), and so that the excess, if any, is credited to Purchaser. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by the tenants under the Leases with respect to the Property that apply to periods prior to Closing but which are received by Purchaser after Closing; provided, however, that any rents or other payments by such tenants received by Purchaser after Closing shall be applied first to any current amounts then owed to Purchaser by such tenants, with the balance, if any, paid over to Seller to the extent of delinquencies existing on the date of Closing to which Seller is entitled. It is understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases of Seller or any portion thereof which are delinquent or past due as of the Closing Date (or the Extension Closing Date, if applicable); but Purchaser agrees that Purchaser shall send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date (or the Extension Closing Date, if applicable). Seller hereby retains its right to pursue the tenants under the Leases for sums due Seller for periods attributable to Seller’s ownership of the Property, but in no event shall Seller be permitted to seek eviction of such tenants or the termination of their Leases. The provisions of this Section 5.4(c) shall survive the Closing.
(d)    Operating Expenses. Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, rent payable pursuant to the Lobby Lease, and normally prorated operating expenses actually paid or payable as of the Closing Date (or the Extension Closing Date, if applicable) shall be prorated as of the Closing Date (or the Extension Closing Date, if applicable) and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes, charges and expenses which may have accrued or been incurred prior to the Closing Date (or the Extension Closing Date, if applicable), but not collected or paid at that date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to tenants of operating expenses and/or common area maintenance costs under the Leases (where such fiscal year(s) include(s) the Closing Date (or the Extension Closing Date, if applicable)), Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from tenants for periods prior to the Closing Date (or the Extension Closing Date, if applicable). All prorations shall be made based on the number of calendar days in such year or month, as the case may be. The provisions of this Section 5.4(d) shall survive the Closing.
ARTICLE 6
CONDITIONS TO CLOSING

6.1    Conditions Precedent to Purchaser’s Obligations. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date (or the Extension Closing Date, if applicable):
(a)    Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;
(b)    All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Seller's knowledge and without modification (by update or otherwise, as provided in Section 4.1 hereof)
(c)    Purchaser shall have received the CMT Estoppel Certificate (the “Required Tenant Estoppel”). If Purchaser does not receive the Required Tenant Estoppel on or before the Closing, Seller may extend the Closing up to fourteen (14) days to allow Seller to obtain the Required Tenant Estoppel. If Purchaser does not receive the Required Tenant Estoppel on or before the expiration of such fourteen (14) day period, if applicable, Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Closing, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, (ii) extend the Closing for another period not the exceed fourteen (14) days, or (iii) waive the foregoing condition precedent and proceed to Closing.
(d)    Purchaser shall have received an SNDA from CMT (the “Required SNDA”). If Purchaser does not receive the Required SNDA on or before the Closing, Seller may extend the Closing up to fourteen (14) days to allow Seller to obtain the Required SNDA. If Purchaser does not receive the Required SNDA on or before the expiration of such fourteen (14) day period, if applicable, Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Closing, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, (ii) extend the Closing for another period not the exceed fourteen (14) days, or (iii) waive the foregoing condition precedent and proceed to Closing.
(e)    Purchaser shall have received the Landlord Estoppel (the “Required Landlord Estoppel”). If Purchaser does not receive the Required Landlord Estoppel on or before the Closing Date, Seller may extend the Closing Date up to fourteen (14) days to allow Seller to obtain the Required Landlord Estoppel. If Purchaser does not receive the Required Landlord Estoppel on or before the expiration of such fourteen (14) day period, if applicable, Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Closing Date, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, (ii) extend the Closing Date for another period not the exceed fourteen (14) days, or (iii) waive the foregoing condition precedent and proceed to Closing.

(f)    Purchaser shall have received the Lobby Lessor Agreement (the “Required Agreement”). If Purchaser does not receive the Required Agreement on or before the Closing Date, Seller may extend the Closing Date up to fourteen (14) days to allow Seller to obtain the Required Agreement. If Purchaser does not receive the Required Agreement on or before the expiration of such fourteen (14) day period, if applicable, Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Closing Date, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, (ii) extend the Closing Date for another period not the exceed fourteen (14) days, or (iii) waive the foregoing condition precedent and proceed to Closing.
In the event the condition in this Section 6.1 has not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as same may be extended or postponed as provided in this Agreement, including the Extension Closing Date, as applicable), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.
6.2    Conditions Precedent to Seller’s Obligations. The obligations of Seller hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Seller in its sole discretion by written notice to Purchaser at or prior to the Closing:
(a)    Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;
(b)    Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and
(c)    All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser’s knowledge and without modification (by update or otherwise, as provided in Section 5.2(d) hereof)
ARTICLE 7
CASUALTY AND CONDEMNATION
7.1    Casualty. Risk of loss up to and including the Closing shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing) due Seller as a result of such damage or destruction (less any amounts expended by Seller for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies.

For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of $1,000,000.00 or less; and (ii) which can be restored and repaired within one hundred Eighty (180) days from the date of such damage or destruction.
In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing) due Seller as a result of such damage or destruction (less any amounts expended by Seller for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller’s insurers. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.
7.2    Condemnation. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain (collectively, a “Taking”), Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial Taking with respect to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term “immaterial Taking” means such instances of Taking of the Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by tenants on the Property; and (ii) which do not result in a material decrease in the number of parking spaces at the Property (taking into account the number of additional parking spaces that can be provided within one hundred Eighty (180) days of such Taking).
In the event of any material Taking of the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within thirty (30) days after receipt of such notice from Seller, elect to terminate this Agreement, or Purchaser may choose to proceed to close. If Purchaser chooses to terminate this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. For purposes of this Agreement “material Taking “ means all instances of a Taking that are not immaterial, as defined herein.
If Purchaser does not elect to, or has no right to, terminate this Agreement in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such Taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser has not elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.
ARTICLE 8
DEFAULT AND REMEDIES
8.1    Purchaser’s Default. If Purchaser fails to consummate this transaction for any reason other than the default of Seller, failure of a condition to Purchaser’s obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser’s liability for Purchaser’s obligations under Sections 3.1(b), 3.1(c), 3.7 and 10.1 of this Agreement or for Purchaser’s obligation to pay to Seller all attorneys’ fees and costs of Seller to enforce the provisions of this Section 8.1. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.
8.2    Seller’s Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money from Escrow Agent, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of the obligation of Seller to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of the default of Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction on or before sixty (60) days following the date upon which the Closing was to have occurred.

ARTICLE 9
ASSIGNMENT
9.1    Assignment. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other. Notwithstanding the foregoing to the contrary, this Agreement and Purchaser’s rights hereunder may be transferred and assigned to any entity controlled by or under common control with Purchaser. Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller’s written consent has been given or as to which Seller’s consent is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption instrument shall expressly so provide. For purposes of this Section 9.1, the term “control” as used herein (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the ability (a) to vote twenty-five percent (25%) or more of the outstanding voting securities of or voting interests in an entity, or (b) otherwise to direct the management policies of such entity, by contract or otherwise. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.
ARTICLE 10
BROKERAGE COMMISSIONS
10.1    Broker. Upon the Closing, and only in the event the Closing occurs, Seller shall pay a brokerage commission to Cornerstone Commercial Real Estate Services of Tennessee, LLC (“Seller’s Broker”) pursuant to a separate agreement between Seller and Broker. Broker is representing Seller in this transaction. Broker has joined in the execution of this Agreement for the purpose of acknowledging and agreeing that no real estate commission shall be earned by it or due it if the transaction contemplated herein does not close for any reason whatsoever. Broker acknowledges and agrees that it shall look solely to Seller, and not to Purchaser, for the payment of such commission, and Broker hereby waives and releases any present or future claims against Purchaser for the payment of such commission. In addition, Broker (upon receipt of its brokerage commission) agrees to execute and deliver to Seller and Purchaser at the Closing a release and waiver of any claim Broker may have against Purchaser or the Property. Broker shall and does hereby indemnify and hold Purchaser and Seller harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser or Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Broker. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Any Broker retained by Purchaser shall be paid in full by Purchaser. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.
ARTICLE 11
MISCELLANEOUS
11.1    Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:
PURCHASER:            Commerce Street Nashville Partnership
c/o Cornerstone Commercial Real Estate Services of Tennessee
5901 Maryland Way
Attn: Warren D. Smith, III
Email: wsmith@cornerstonecres.com

with a copy to:            Bradley Arant Boult Cummings LLP
1600 Division Street, Suite 700
Nashville, Tennessee 37203
Facsimile: (615) 252-6344
Attn: Brooks R. Smith
Email: bsmith@babc.com

SELLER:            c/o Wells Real Estate Funds
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attention: Mr. Parker Hudson
Facsimile: (770) 243-4684
Email: Parker.Hudson@WellsREF.com

with a copy to:             c/o Wells Real Estate Funds
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attention: Ms. Pam Berrier
Facsimile: (770) 243-4684
Email: Pamela.Berrier@WellsREF.com

with a copy to:            McGuireWoods LLP
Suite 2100

1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attn: Stephen D. Peterson
Facsimile: (404) 443-5764
Email: speterson@mcguirewoods.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission if transmitted and confirmed prior to 5:00 p.m. local Atlanta, Georgia time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Email transmissions shall be deemed effective on the day given so long as they are either acknowledged by the recipient or followed by transmission via methods (i) or (ii) described above. Refusal to accept delivery shall be deemed delivered. Any notice may be given by a party’s attorney.
11.2    Possession. Full and exclusive possession of the Property, subject to the Permitted Exceptions shall be delivered by Seller to Purchaser on the Closing Date (or the Extension Closing Date, if applicable).
11.3    Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.
11.4    Publicity. The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party may, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. Additionally, Seller shall have the right to review and approve the contents and substance of any public announcement or press release made by Purchaser following the Closing. No party shall record this Agreement or any notice hereof. The provisions of this Section shall survive the Closing.
11.5    Discharge of Obligations. The acceptance by Purchaser of Seller’s Warranty Deed hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.
11.6    Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.
11.7    Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
11.8    Sale Notification Letters. Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to each of the respective tenants under the Leases and the Other Notices of Sale to each service provider and leasing agent, the obligations under whose Operating Agreements Purchaser has assumed at Closing. The provisions of this Section shall survive the Closing.
11.9    Access to Records Following Closing. Purchaser agrees that for a period of two (2) years following the Closing, Seller shall have the right during regular business hours, on five (5) days’ written notice to Purchaser, to examine and review at Purchaser’s office (or, at Purchaser’s election, at the Property), the books and records relating to the ownership and operation of the Property which were delivered by Seller to Purchaser at the Closing. Likewise, Seller agrees that for a period of two (2) years following the Closing, Purchaser shall have the right during regular business hours, on five (5) days’ written notice to Seller, to examine and review at Seller’s office, all books, records and files, if any, retained by Seller relating to the ownership and operation of the Property by Seller prior to the Closing. The provisions of this Section shall survive the Closing.
11.10    General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Tennessee. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.
11.11    Attorney’s Fees. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees actually incurred from the other.

11.12    Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.
11.13    1031 Exchange. Seller may elect to accomplish the transaction contemplated herein as part of a Section 1031 tax-deferred exchange. Purchaser covenants to cooperate in such exchange, including without limitation to execution of additional ancillary documents, at Seller’s sole cost and provided that Purchaser shall not incur any liability therefor.
ARTICLE 12
INDEMNIFICATION
12.1    Indemnification by Seller. Following the Closing and subject to Sections 12.3 and 12.4, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, members, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Purchaser-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Seller contained in this Agreement which survives the Closing or in any Closing Document.
12.2    Indemnification by Purchaser. Following the Closing and subject to Sections 12.3 and 12.4, Purchaser (and Purchaser’s permitted assignees to whom any rights of Purchaser are assigned pursuant to Section 9.1 hereof) shall indemnify and hold Seller, its affiliates, and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Purchaser contained in this Agreement which survives the Closing or in any Closing Documents.
12.3    Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 12.1, (a) Seller shall not be required to indemnify Purchaser or any Purchaser-Related Entities under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 12.1 above exceeds the Basket Limitation and, in such event, Seller shall be responsible for the entire amount including all amounts representing the Basket Limitation, (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 12.1 above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Purchaser obtains knowledge of any inaccuracy or breach of any representation, warranty or covenant of Seller contained in this Agreement (a “Purchaser-Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Purchaser and any Purchaser-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 12 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser-Waived Breach.

12.4    Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive until the date which is one hundred Eighty (180) days after the Closing, unless a longer or shorter survival period is expressly provided for in this Agreement, or unless prior to the date which is one hundred Eighty (180) days after the Closing, Purchaser or Seller, as the case may be, delivers written notice to the other party of such alleged breach specifying with reasonable detail the nature of such alleged breach and files an action with respect thereto within sixty (60) days after the giving of such notice.
12.5    Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, or covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under Section 3.1(c), Section 3.3(b), Section 10.1, and this Article 12.
[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.
SELLER:
WELLS VAF-330 COMMERCE STREET, LLC, a Delaware limited liability company

By:    Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:    Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: /s/ Patricia T. Morris
Name:     Patricia T. Morris
Title:    President
PURCHASER:
COMMERCE STREET NASHVILLE PARTNERSHIP
By:     /s/ Brooks R. Smith
Name:     Brooks R. Smith
Title:     Authorized Representative

IN WITNESS WHEREOF, the undersigned Broker has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 10.1 hereof.
BROKER:
Cornerstone Commercial Real Estate Services of Tennessee, LLC
Date of Execution:
By:     /s/ Warren Smith
Name:     Warren Smith
Title:     Principal Broker
May 30, 2013

EXHIBIT “A”
DESCRIPTION OF LAND
Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.
.

EXHIBIT “B”
LIST OF PERSONAL PROPERTY

EXHIBIT “C”
LIST OF COMMISSION AGREEMENTS
AND EXISTING MANAGEMENT AGREEMENT

I.	Commission Agreements Entered Into By Seller During Its Ownership of Property:
[TO BE SCHEDULED]

II.	Commission Agreements Not Entered Into By Seller, But Affecting the Property:
None

III.	Management Agreement:
None

IV.	List of Tenants and Prospective Tenants for Which Commissions Will be Payable By Purchaser Post-Closing if a Lease (or Expansion, Renewal or Extension) is Entered Into Within 90 Days After Closing:
None Pending

EXHIBIT “D”
FORM OF ESCROW AGREEMENT
THIS ESCROW AGREEMENT (the “Agreement”), made and entered into this          day of May, 2013, by and among COMMERCE STREET NASHVILLE PARTNERSHIP, a Tennessee general partnership (hereinafter referred to as “Purchaser”), WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”), and FIRST AMERICAN TITLE INSURANCE COMPANY (hereinafter referred to as “Escrow Agent”).
W I T N E S S E T H:
WHEREAS, Purchaser and Seller have entered into that certain Purchase and Sale Agreement fully executed May ___, 2013 (hereinafter referred to as the “Contract”); and
WHEREAS, Section 2.3 of said Contract provides for Purchaser’s payment to Escrow Agent, upon Purchaser’s execution and delivery of the Contract to Seller, of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as the Initial Earnest Money, and potentially an additional deposit of Two Hundred Thousand and No/100 Dollars ($200,000) as the Additional Earnest Money (as defined in the Contract) to be held and applied by said Escrow Agent in accordance with this Agreement; and
WHEREAS, the parties hereto desire to set forth the terms and conditions of Escrow Agent’s holding, investment and disbursement of the Escrow Funds (as hereinafter defined).
NOW, THEREFORE, for and in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    Escrow Agent does hereby acknowledge receipt of a check or wire transfer, payable to the order of Escrow Agent, in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as the Earnest Money (as defined in the Contract). Said Earnest Money (together with the Additional Earnest Money, if deposited), actually deposited by Purchaser with Escrow Agent pursuant to the terms of the Contract, all interest and other income earned on the Earnest Money, any Additional Earnest Money and interest thereon being herein referred to as the “Escrow Funds”. Escrow Agent hereby agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement and the Contract. Escrow Agent shall invest the Escrow Funds in a money market account with a national banking association or other bank acceptable to Seller and Purchaser in the Atlanta, Georgia metropolitan area. All interest or other income shall be earned for the account of Purchaser and shall be held, invested and disbursed as a part of the Escrow Funds hereunder. Purchaser’s Federal Identification Number for purposes of this Agreement is ________________. Escrow Agent’s fee, if any, for services rendered hereunder shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller.
2.    At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Contract pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller hereby agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.
3.    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default, gross negligence, fraud or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.
4.    Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before the date which is six (6) months from the date hereof, Escrow Agent shall be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof.
5.    Purchaser and Seller hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof.
6.    Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand delivery, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:
PURCHASER:            Commerce Street Nashville Partnership
c/o Cornerstone Commercial Real Estate Services of Tennessee
5901 Maryland Way
Attn: Warren D. Smith, III

with a copy to:            Bradley Arant Boult Cummings LLP
1600 Division Street, Suite 700
Nashville, Tennessee 37203
Facsimile: (615) 252-6344
Attn: Brooks R. Smith

SELLER:            c/o Wells Real Estate Funds
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attention: Mr. Parker Hudson
Facsimile: (770) 243-8692

with a copy to:            McGuireWoods LLP
Suite 2100
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attn: Stephen D. Peterson
Facsimile: (404) 443-5764

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile transmission shall be deemed effectively given or received on the first business day after the day of transmission of such notice and confirmation of such transmission.
7.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.
8.    Time is of the essence of this Agreement.
9.    If proceedings shall be instituted before any court of competent jurisdiction for the resolution of any dispute arising under this Agreement between any parties hereto, then upon final resolution of such dispute, the prevailing party in such dispute shall be promptly paid by the nonprevailing party therein all of such prevailing party’s attorneys’ fees and expenses, court costs and costs of appeal actually incurred in connection with such proceeding.
10.    This Agreement is governed by and is to be construed under the laws of the State of Tennessee and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.
[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day, month and year first above written.
SELLER:
WELLS VAF-330 COMMERCE STREET, LLC, a Delaware limited liability company

By:    Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:    Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: ______________________________
Name:     ___________________________
Title:    __________________________
PURCHASER:
COMMERCE STREET NASHVILLE PARTNERSHIP
By:     ______________________________
Name:     ______________________________
Title:     ______________________________
ESCROW AGENT:
FIRST AMERICAN TITLE INSURANCE COMPANY
By:     ______________________________
Name:     ______________________________
Title:     ______________________________

EXHIBIT “E”
LIST OF LEASES
1.    Lease dated March 4, 2002 by and between Ferrari Partners, L.P. (“Landlord” and Country Music Television, Inc. (“Tenant”), as amended by a First Amendment dated February 12, 2004, a Second Amendment dated April 30, 2004, a Third Amendment dated November 3, 2004, a Fourth Amendment dated May 1, 2005, a Fifth Amendment dated August ___, 2005, a Sixth Amendment dated February 27, 2006, a letter agreement dated August 25, 2011, and an Eighth Amendment dated December 7, 2012 (the “CMT Lease”).
2.    Office Lease dated July 1, 2011 between Wells VAF-330 Commerce Street, LLC and Tennessee Information Consortium, LLC.

EXHIBIT “F”
EXCEPTION SCHEDULE
None

EXHIBIT “G”
LIST OF OPERATING AGREEMENTS

1.	Elevator Maintenance Contract between Wells VAF - 330 Commerce Street, LLC and Nashville Machine Elevator Company dated May 25, 2009

2.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and Carrier Corporation dated January 1, 2011

3.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and Cook’s Pest Control dated January 1, 2011

4.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and Anderson Chemical (ANCO) / Chem-Aqua, Inc. dated February 1, 2011

5.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and John Bouchard and Sons, Inc. dated February 1, 2011

6.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and Cummins Crosspoint LLC dated February 1, 2011

7.	Master Servicer Agreement between Wells Real Estate Services, LLC and Fluidics, Inc. dated February 1, 2011

8.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and General Building Maintenance (GBM) dated February 1, 2011

9.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and AlliedBaron Security Services dated March 1, 2011

10.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and Nashville High Rise Window Cleaning, LLC dated April 1, 2011

11.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC and Waste Management dated April 1, 2012

12.	Master Servicer Agreement between Wells Real Estate Services, LLC, acting as agent for Wells VAF - 330 Commerce Street, LLC, and Simplex Grinnell dated April 1, 2012

EXHIBIT “H”
FORM OF REQUIRED TENANT ESTOPPEL
TENANT ESTOPPEL CERTIFICATE

RE:
Lease Agreement dated March 4, 2002 (such lease, as amended and/or supplemented pursuant to Paragraph 1 below, is referred to collectively as the "Lease") between K & M Enterprises, predecessor-in-interest to Wells VAF - 330 Commerce Street, LLC (the "Landlord") and Country Music Television, Inc. (the "Tenant") for the Second, Third, and Fourth Floors, which comprises approximately 86,017 rentable square feet (the "Premises") in the building located at 330 Commerce Street, Nashville, Tennessee (the "Building").

The undersigned, a duly authorized representative of Tenant, hereby certifies to Landlord and to Commerce Street Nashville Partnership (the "Purchaser"), a prospective purchaser of the Building, and its lender, Sun Life Assurance Company of Canada, a Canadian corporation, together with its subsidiaries and affiliates (the "Lender"), that the following information relating to the Lease is true, correct and complete and will be relied upon by Purchaser in making its decision to purchase the Building and that Lender will rely on the information herein contained in connection with a loan to be made by Lender to Purchaser:

1.    The Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived, except as indicated below:

(a)	First Amendment to Lease Agreement dated February 12, 2004

(b)	Second Amendment to Lease Agreement dated April 30, 2004

(c)	Third Amendment to Lease Agreement dated November 3, 2004

(d)	Fourth Amendment to Lease Agreement dated August 9, 2005

(e)	Fifth Amendment to Lease Agreement dated September 16, 2005

(f)	Sixth Amendment to Lease Agreement dated February 27 2006

(g)	Tenant notice dated June 1, 2006

(h)	Letter Agreement dated December 11, 2007

(i)	Letter Agreement dated August 25, 2011

(j)	Eighth Amendment dated December 7, 2012

A true and correct copy of the Lease is attached hereto.

2.    The Lease is valid and in full force and effect on the date listed below. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises, the Building and the land on which the Building is situated, and, except for a Sublease dated December 7, 2012 between Landlord, as sublessor, and Tenant, as sublessee, for certain space on the first floor of the Building, there are no other agreements, understandings, contracts, or commitments of any kind whatsoever with respect to the Lease or the Premises except as expressly provided in the Lease.

3.    The termination date of the present term of the Lease, excluding unexercised renewal terms, is May 31, 2020 (as same may be earlier terminated pursuant to the terms of the Lease). Tenant has accepted possession of the entire Premises. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
\

4.    Tenant has no outstanding options or rights to renew or extend the term of the Lease, or expansion options, other options, rights of first refusal or rights of first offer to lease other space within the Building except as indicated below:

Lease provides Tenant with an ongoing Right of First Refusal; Right to Expand and two (2) Renewal Options of 5 years each.

5.    As of the date hereof, the Fixed Minimum Rent for the Premises currently payable under the Lease is $123,649.43 per month (subject to increase as set forth in the Lease) and has been paid through ____________, 2013.

In addition to the Fixed Minimum Rent payment above, Tenant pays as additional rent $____________ per month for parking, which has been paid through ______________, 2013.

No rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

6.    Tenant is entitled to an abatement of Operating Expenses from June 1, 2013 through May 31, 2014, and beginning in June 1, 2014, the base year shall be reset to calendar year 213.

7.    Tenant's security deposit is $0.

8.    Except as set forth on Schedule A attached hereto, as of the date hereof, Tenant, to its knowledge (but without investigation) (i) asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Tenant under the Lease, and (ii) asserts no claim against the Landlord under the Lease in regard to the operation or maintenance of the property of which the Premises are a part. Except as set forth on Schedule A, to Tenant's knowledge (but without investigation), as of the date hereof, there is no default or state of facts which, with notice, the passage of time, or both would result in a default on the part of either Tenant or Landlord under the Lease, and all commitments made to induce Tenant to enter into the Lease have been satisfied.

9.    Except for a tenant improvement contribution in the amount of $___________, all required contributions by Landlord to Tenant on account of Tenant's tenant improvements have been received by Tenant; all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease; and the improvements and space required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant.

10.    Tenant has no outstanding options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof or all or any part of the Building and/or the land on which the Building is situated.

11.    Under the Lease, Tenant is entitled to the use of 136 parking spaces.

12.    There has not been filed by or, to Tenant's knowledge, against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any State thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

13.    The Lease is not guaranteed.

14.    All capitalized terms used herein and otherwise defined shall have the meanings ascribed to them in the Lease.

15.     Tenant understands that Landlord intends to assign the Lease to Lender and agrees that if Lender so requests pursuant to such assignment, Tenant shall pay all rents and other charges due and payable under the Lease as directed by Lender.

16.    The foregoing provisions of this instrument shall be binding upon the successors and assigns of Tenant and shall inure to the benefit of the successors and assigns of Lender.

The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

Dated: __________________, 2013

TENANT:     COUNTRY MUSIC TELEVISION, INC.,
a Tennessee corporation

By:
Timothy Stevenson
Vice President – Real Estate

EXHIBIT “A”
EXCEPTION SCHEDULE TO TENANT ESTOPPEL

EXHIBIT “I”
INTENTIONALLY OMITTED

EXHIBIT “J”
TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS
RE CURRENT TENANTS FOR WHICH SELLER IS RESPONSIBLE

1.    Pursuant to the Eighth Amendment of the CMT Lease, Landlord is obligated to pay the tenant a tenant improvement allowance of $602,199. In the event that CMT has not been paid this amount on or before the Closing, Purchaser will receive a credit for this amount at Closing and shall assume the obligation to make that payment to CMT.

2.    Pursuant to the Eighth Amendment of the CMT Lease, CMT is to receive an abatement of Operating Expenses from June 1, 2013 through May 31, 2014. Purchaser will receive a credit against the Purchase Price in the amount of $1,944 for each month of Purchaser’s ownership of the Property that will be affected by the Operating Expense abatement, prorated.

3.    This exhibit is not intended to modify the obligations between Purchaser and Seller as set forth in the Lease, or the obligations of Landlord under the CMT Lease, but only to clarify the application of Section 5.4 to these costs and credits under the CMT Lease.

EXHIBIT “K”
ESTOPPEL CERTIFICATE

_______________________
_______________________
_______________________

RE:    Purchase of 330 Commerce Street Building, Nashville, Tennessee
(the “Property”) by Commerce Street Nashville Partnership

THIS ESTOPPEL CERTIFICATE is made as of the ____ day of ____________, 2013 by Commerce Street Venture (the “Lessor”).
WITNESSETH:
WHEREAS, Commerce Street Nashville Partnership, has entered into that certain Purchase and Sale Agreement, dated as of May ___, 2013, in order to consummate the purchase of an office building located at 330 Commerce Street, Nashville, TN (“the “Property”) from Wells VAF - 330 Commerce Street, LLC (the “Seller”); and
WHEREAS, Lessor is party to: (a) that certain Lease Agreement dated December 1, 1985, between Lessor, as Lessor, and Seller, as Lessee, a memorandum of which is recorded in Book 6739, page 374 and re-recorded in Book 6740, page 822, Register’s Office for Davidson County, Tennessee, for 3,392 square feet of area on the ground floor of the Property, as modified by an Addendum to Lease Agreement dated as of November 26, 1986, establishing the leased premises as 3,725 square feet, including the elevators and loading dock areas, and as further amended by a First Amendment to Lease Agreement dated December 14, 2007, and as affected by that certain Shipping and Receiving Office Sublease between Seller, as Sublessor, and Country Music Television, Inc., as Sublessee (collectively, the “Lobby Lease”); and (b) that certain Reciprocal Easement Agreement dated December 1, 1984, as lessee and sublessor, of record in Book 6739, page 331, as re-recorded in Book 6740, page 775, said Register’s Office, as amended by that certain First Amendment to Reciprocal Easement Agreement dated December 14, 2007 and recorded as instrument number 20071217-0144580, said Register’s Office, setting forth easements for ingress and egress and addressing certain maintenance obligations in the Property (the “Easement”) (collectively the Lobby Lease and the Easement will be at times hereinafter referred to as the “Agreements”); and
WHEREAS, Purchaser will assume all of Seller’s rights and obligations pursuant to the Lobby Lease and Easement upon its acquisition of the Property.
NOW, THEREFORE, Lessor hereby certifies to Purchaser and Seller as follows:

1.Attached hereto as Exhibit A is a true, correct and complete copy of the Lobby Lease together with a true, correct and complete copy of each amendment, schedule and exhibit hereto. There are no other amendments to the Lobby Lease other than as shown on said Exhibit A.
2.    Attached hereto as Exhibit B is a true, correct and complete copy of the Easement together with a true, correct and complete copy of each amendment, schedule and exhibit thereto. There are no other amendments to the Easement other than as shown on said Exhibit B.
3.    Other than as set forth in the Agreement, there are no agreements, understandings, contracts or commitments of any kind whatsoever between Lessor and Lessor with respect to the Property.
4.    There are as of this date no defaults by Seller under any of the Agreements nor any existing condition with respect to which the giving of notice or lapse of time would constitute a default.
5.    Lessor has not assigned any of the Agreements.
6.    As of this date, all obligations of Seller under the Agreements have been paid and are current, including rent, additional rent, and all other expenses due Lessor.
7.    Lessor has no options (including an option to purchase or terminate) or rights other than as set forth in the Agreements or any amendments thereto, as attached hereto.
8.    The Lessor herewith consents to the conveyance of the Property to Purchaser and the assignment of Seller’s interests under the Agreements to Purchaser.
9.    Current monthly rent under the Lobby Lease is $___________, and monthly pass through charges are $___________. The rental payment (including pass through charges) in the amount of $__________ has been paid for the month of _________.
10.    Seller's current payments of reimbursements to Landlord under the Easement are $_________ per month. Such payment in the amount of $_________ has been paid for the month of _________.

IN WITNESS WHEREOF, this Estoppel Certificate has been executed as of the day and date first above written.

LESSOR:

COMMERCE STREET VENTURE

By: _______________________________

Title:

Address:    c/o
Attn:

Nashville, Tennessee

Attest:

Its:

EXHIBIT “L”
FORM OF SNDA

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

Date:

Lender:	Sun Life Assurance Company of Canada, a Canadian corporation
c/o Sun Life Financial
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481
Attention: Mortgage Investments Group, SC1303

Loan No:

Landlord:

Landlord's Notice Address:

Tenant:

Tenant's Notice Address:

Lease:	a certain Lease dated between as the landlord and as the tenant, as amended by .

1.    Background. Landlord is the landlord and Tenant is the tenant under the Lease, pursuant to which Tenant occupies a portion (the "Premises") of the real property and improvements (the "Property") located at                          and more particularly described in Exhibit A attached hereto. Lender is about to make a loan to Landlord secured by a mortgage or deed of trust (the "Mortgage") on the Property. Lender desires that the Lease be subject and subordinate to the Mortgage. Tenant desires to be assured of continued occupancy of the Premises under the terms of the Lease and subject to the terms of the Mortgage, notwithstanding any future default in the performance by Landlord or any successor-in-title to Landlord of any of Landlord's obligations under the Mortgage, and Lender is willing to give Tenant such assurances.

2.    Agreements, Terms and Conditions. In consideration of the mutual covenants herein contained, Lender, Landlord and Tenant agree as follows:

2.1.    The Lease is and shall at all times be subject and subordinate to the Mortgage, the terms and conditions of the Mortgage, the rights and lien of the holder of the Mortgage, and all renewals, modifications, consolidations, replacements and extensions thereof.

2.2.    For so long as Tenant shall not be in default of any of Tenant's obligations under the Lease beyond any applicable notice or grace period provided therein, Tenant shall not be evicted from the Premises, nor shall Tenant's leasehold estate under the Lease be terminated or disturbed or any of Tenant's rights under the Lease be disturbed by reason of any default by Landlord under the Mortgage or any resulting foreclosure or other action or proceeding taken by Lender under the Mortgage.

2.3.    For so long as Tenant shall not be in default of any of Tenant's obligations under the Lease beyond any applicable notice or grace period provided therein, Lender shall not, for the purpose of terminating the Lease, join Tenant as a party defendant in any foreclosure or other action or proceeding taken by Lender under the Mortgage.

2.4.    In the event of foreclosure of the Mortgage or the delivery of a deed in lieu of foreclosure thereof, the purchaser upon foreclosure of the Mortgage, or the grantee under a deed in lieu of foreclosure, shall thereby succeed to the position of landlord under the Lease, and Tenant shall attorn to and accept such purchaser or grantee as the landlord under the Lease, and (subject to the terms and conditions of the Lease) such purchaser or grantee shall not disturb the possession of the Tenant and shall be bound by all of the obligations of the landlord under the Lease; provided, however, that such purchaser or grantee shall not:

(a)    be liable for any act or omission of a prior landlord under the Lease, including Landlord;

(b)    be subject to any offsets, defenses or counterclaims which Tenant might have against any prior landlord under the Lease, including Landlord;

(c)    be bound by the payment of any rent, additional rent or other sums, including security deposits unless actually received by Lender, which Tenant may have paid more than thirty (30) days in advance to any prior landlord under the Lease, including Landlord;

(d)    be liable for refusal or failure to perform or complete any work to be performed by any prior landlord under the Lease, including Landlord, or otherwise to prepare the Premises for occupancy in accordance with the provisions of the Lease; or

(e)     be bound by any termination or amendment of the Lease made without Lender's prior written consent.

3.    Amendment of Lease. Landlord and Tenant hereby confirm that the Lease has not been amended or otherwise modified except as set forth above and is in full force and effect.

4.    Notice. Any notice or demand which any party hereto may desire or be required to serve upon any other party hereto shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail postage prepaid sent to the intended addressee at the applicable Notice Address stated above or to such different address as the addressee shall have designated by written notice to the other parties sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, or in the case of delivery by certified United States Mail, 2 days after deposit therein.

5.    Construction. The provisions of this Agreement shall be construed in accordance with the laws of the state in which the Property is located.

6.    Waiver, Change or Discharge. This Agreement may not be waived, changed or discharged orally, but only by an agreement in writing and signed by the parties, and any oral waiver, change or discharge of any provision of this Agreement shall be without authority and of no force and effect.

7.    Successors and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their heirs, successors and assigns. The word "Lender" as used herein shall mean not only the original Lender named herein but also all future holders of the Mortgage. The word "Tenant" as used herein shall mean not only the original Tenant named herein but also any entity which shall become the owner of the leasehold estate under the Lease and Tenant's rights, benefits and privileges under the Lease in compliance with the Lease or with the prior written consent of Landlord and Lender. The word "Landlord" as used herein shall mean not only the original Landlord named in the first paragraph hereof but also all future owners of the Property.

IN WITNESS WHEREOF, this Agreement has been executed and delivered under seal as of the date first above written.

WITNESS:                        TENANT:

By:

Name:                            Name:

Title:

Name:

WITNESS:                        LANDLORD:

By:

Name:                            Name:

Title:

Name:

LENDER: SUN LIFE ASSURANCE COMPANY OF CANADA

_________________________        Per:    _________________________
Subscribing Witness
Name:    _________________________

Title:    _________________________

_________________________        Per:    _________________________
Subscribing Witness
Name:    _________________________

Title:    _________________________

I/We have the authority to bind the Corporation.

AFFIDAVIT OF EXECUTION

C A N A D A                )    I, ____________________________________
PROVINCE OF ONTARIO        )    of the City of Toronto, in the Province of Ontario
TO WIT:                )    MAKE OATH AND SAY:

A.
THAT I was personally present and did see ____________________________________ and __________________________________ named in the annexed instrument, who are personally known to me to be the person named therein, duly sign and execute the same for the purpose named therein.

B.	THAT the same was executed at the City of Toronto, in the Province of Ontario, and that I am the subscribing witness thereto.

C.	THAT I know the said ________________________________________________ and _________________________________________ and they are in my belief of the full age of eighteen years.

Sworn before me at the City of Toronto,	)

in the Province of Ontario	)

this _______ day of _________, _______.	)
)
)
) ______________________________
)
)

_____________________________________	)

A Notary Public in and for the Province of	)

Ontario.	)
)

[ADD TENANT AND LANDLORD NOTARY FORMS/ACKNOWLEDGEMENTS]

EXHIBIT A

Property Description

EXHIBIT “M”
LOBBY LESSOR AGREEMENT

AGREEMENT OF CONSENT TO DEED OF TRUST

The undersigned is the holder of the interest of the landlord ("Landlord") in and to that certain Lease Agreemend dated December 1, 1985, between Commerce Street Venture, as Lessor, and Seller, as Lessee, a memorandum of which is recorded in Book 6739, page 374 and re-recorded in Book 6740, page 822, Register’s Office for Davidson County, Tennessee, for 3,392 square feet of area on the ground floor of the Property, as modified by an Addendum to Lease Agreement dated as of November 26, 1986, establishing the leased premises as 3,725 square feet, including the elevators and loading dock areas, and as further amended by a First Amendment to Lease Agreement dated December 14, 2007 and as affected by that certain Shipping and Receiving Office Sublease between Seller, as Sublessor and Country Music Television, Inc., as Sublessee, dated December 7, 2012 (as amended from time to time, the "Lease"), covering certain property in Davidson County, Tennessee, as more particularly described therein (the "Property"), the tenant’s interest in which is currently held by WELLS VAF – 330 Commerce Street, LLC (the "Current Tenant").

Current Tenant has executed a Purchase and Sale Agreement with Commerce Street Nashville Partnership, a Tennessee general partnership (as successor to Current Tenant, the "Tenant"), for the sale of the property and for an assignment of the Lease. Tenant has applied to Sun Life Assurance Company of Canada, a Canadian corporation (the "Lender"), to make a loan to Tenant (the "Loan") which Loan is to be secured in part by Tenant’s interest in the Lease now existing or hereafter acquired.

Tenant has requested Landlord’s consent to this Agreement in connection with leasehold financing that is being obtained during the term of the Lease, without subordination of Landlord’s interest in the Property.

Lender has agreed to make the Loan and accept such security upon the satisfaction of certain conditions, one of which is the execution of this Agreement by all of the parties hereto.

Landlord hereby consents to the Loan and the encumbrance of Tenant’s existing and after acquired interests in the Lease, the pledge and assignment by Tenant of Tenant’s right, title and interest in and to the Lease, Tenant's leasehold estate and Tenant’s interest in any subleases affecting the Property, or any portion thereof, and all additional, replacement, refinancing, consolidation, or substitution leasehold mortgages, trust deeds, security assignments, pledges, and similar security instruments hereafter given by Tenant thereon (the "Loan Instruments") in favor of the Lender.

Until Landlord receives written notice from the Lender that the Loan Instruments have been released by the Lender and terminated, Landlord agrees that:

1.Notices of Default. In the event of any default under the Lease, Landlord will deliver a copy of the notice of default to Lender at Sun Life Assurance Company of Canada, a Canadian corporation, c/o Sun Life Financial, One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, Attention: Mortgage Investments Group, SC1303. Landlord specifically acknowledges and agrees that upon Landlord's execution of this Agreement, Lender shall be recognized as a leasehold mortgagee under the Lease. Landlord hereby agrees not to take any action to dispossess Tenant or to enforce any claim with respect thereto without giving the Lender at least sixty (60) days’ prior written notice thereof, and the right to cure such default within said period. Landlord shall accept such performance by or at the instigation of Lender as if the same had been done by Tenant. No event of default shall be deemed to exist under the Lease with respect to the payment of rentals or other charges, the performance of work required to be performed, or of acts to be done, or of conditions to be remedied, if Lender corrects or commences correction of the default within the required time period and thereafter pursues such correction to completion.

2.Lender’s Rights. In the event of default by Tenant under the Lease or under the Loan Instruments with Lender, the Lender may exercise such rights as Lender may have against Tenant, including the right to take possession of the Property and exercise Tenant’s rights under the Lease, foreclose Tenant’s interest in the Lease as permitted by law, and reassign, sell, and/or sublet Tenant’s interest in the Lease (but any such reassignment or sale will be subject to written approval by Landlord, to the extent, if any, required under the Lease, which approval shall not be unreasonably withheld). Landlord consents to the assignment of the Lease and any conveyance of the Property to Lender, and Landlord will reasonably approve and consent to an assignment of the Lease to third parties with the credit-worthiness, business experience, and qualifications to perform Tenant’s obligations under the Lease, provided that the transferee assumes the Lease. Lender shall not be liable under the Lease following assignment or other disposition of the Tenant's leasehold estate nor be responsible for the obligations under the Lease unless and until Lender shall become the owner of the Tenant's leasehold estate.

3.No Termination Without Lender’s Right to Foreclose. Notwithstanding any other provision of the Lease, upon the occurrence of any event of default under the Lease, Landlord shall take no action to dispossess Tenant or to terminate the Lease (if permitted in the Lease) without first giving to Lender at least sixty (60) days' written notice of Landlord’s election to take such actions, and a reasonable time thereafter within which either (a) to obtain possession of the Property (including possession by a receiver) or (b) to institute, prosecute, and complete foreclosure proceedings or otherwise acquire Tenant’s interest under this Lease with diligence. Upon obtaining possession or acquiring Tenant’s interest under the Lease, Lender shall be required promptly to cure all defaults then reasonably curable by Lender. Lender may elect to return possession of the Property to Tenant or discontinue any foreclosure proceedings then in progress at any time. No provision of the Lease or this Agreement shall be interpreted as an obligation on the part of Lender to commence or continue any action to obtain possession of the Property or acquire Tenant’s interest under the Lease.

4.No Liability. Neither this Agreement, the Loan Instruments, any assignment of lease to Lender as security, nor any action taken under any such instruments shall be construed as giving rise to any duty, responsibility, or liability on the part of Lender to the Landlord, except as expressly provided herein.

5.No Cancellation or Modification. There shall be no cancellation, surrender or modification of the Lease by joint action of Landlord and Tenant without the prior written consent of Lender.

6.Release of Liability. If Lender acquires title to Tenant’s leasehold interest or otherwise forecloses on such interest, and the leasehold interest is assigned to a transferee in accordance with paragraph 2, Lender shall be automatically released from all liability for the performance or observance of the terms of the Lease effective on the date of such assignment, so long as the transferee assumes the Lease and so long as the Landlord has given written approval of the credit worthiness of the transferee, which approval shall not be unreasonably withheld, conditioned or delayed.

7.Successors and Assigns. This Agreement is for the benefit of Lender, as holder of the leasehold financing referred to above, and Tenant, and their respective successors and assigns.

8.Cooperation by Parties. Landlord will cooperate with Tenant in executing an agreement substantially in accordance with this Agreement and naming the specific Lender, if required by the Lender, and executing any estoppel certificate, acknowledgment or similar document reasonably required by Tenant and the Lender in connection with financing obtained by Tenant. Landlord agrees to execute, acknowledge (if appropriate), and deliver any agreements clarifying or modifying this Lease and reasonably required by Tenant and Lender, provided that any such modification shall not in any way cause any material diminishment of Tenant’s obligations or Landlord‘s rights and remedies pursuant to the Lease.

9.No Default. Landlord acknowledges that, to the best of its knowledge, the Lease described above is presently in full force and effect, the Lease has not been modified, amended, supplemented or assigned in any way, there has been no hypothecation or pledge of Tenant's interest under the Lease (except as shown on the attachments thereto and by this Agreement), there is no default under the Lease in the payment of rent or in the observance or performance of any other covenant or condition to be observed or performed by Tenant, and that Landlord has no knowledge of any state of facts which, with the giving of notice, passage of time, or both would constitute a default or event of default by Tenant thereunder.

10.Attorneys’ Fees. In the event of litigation between the parties to enforce or interpret the terms of this Agreement, the prevailing party shall, in addition to any other relief, be entitled to recover from the losing party reasonable attorneys’ fees and costs incurred at trial, upon any appeal and on any petition for review.

11.Complete Agreement. This Agreement sets forth the complete understanding of the parties with respect to this transaction, may be amended only in writing signed by the party against whom it is sought to be enforced, and without limiting the generality of the foregoing, shall not be deemed modified by any course of dealing.

12.Notices. Any notice to be given under this Agreement shall be in writing and shall be effective when either delivered in person or deposited as registered or certified mail, postage prepaid, return receipt requested, directed to the other party at its address for notices stated below, or such other address as a party may designate by written notice to the other. Any notice sent by registered or certified mail will be deemed received on the actual date of delivery of the notice to the address of the party, and not to the named individual or party, as evidenced by the registered or certified mail return receipt.

If to Lender:	Sun Life Assurance Company of Canada, a Canadian corporation c/o Sun Life Financial One Sun Life Executive Park Wellesley Hills, Massachusetts 02481 Attention: Mortgage Investments Group, SC1303
If to Tenant:	Commerce Street Nashville Partnership 2400 Crestmoor Road Nashville, Tennessee 37215
If to Landlord:
13.No Release of Tenant. It is specifically understood and agreed that the giving of this consent to said assignments shall not release or relieve Tenant from any of its obligations under the Lease.

14.No Subordination. Landlord’s fee title to the Property and interest in the Lease will NOT be subordinated to Tenant’s financing. No such lien on Tenant’s leasehold estate shall affect or reduce Tenant’s obligations to Landlord under the Lease.

IN WITNESS WHEREOF, this Agreement has been executed and delivered under seal as of the date first above written.

TENANT:

COMMERCE STREET NASHVILLE PARTNERSHIP,
a Tennessee general partnership

By:

Name:

Title:

[NOTARY TO BE INSERTED]

LANDLORD:

COMMERCE STREET VENTURE

By:

Name:

Title:

[NOTARY TO BE INSERTED]

LENDER:

SUN LIFE ASSURANCE COMPANY OF CANADA

_________________________            Per:    _________________________
Subscribing Witness                Name:    _________________________
Title:    _________________________

_________________________            Per:    _________________________
Subscribing Witness                Name:    _________________________
Title:    _________________________

I/We have the authority to bind the Corporation.

AFFIDAVIT OF EXECUTION

C A N A D A                )    I, ____________________________________
PROVINCE OF ONTARIO        )    of the City of Toronto, in the Province of Ontario
TO WIT:                )    MAKE OATH AND SAY:

A.
THAT I was personally present and did see ____________________________________ and __________________________________ named in the annexed instrument, who are personally known to me to be the person named therein, duly sign and execute the same for the purpose named therein.

B.	THAT the same was executed at the City of Toronto, in the Province of Ontario, and that I am the subscribing witness thereto.

C.	THAT I know the said ________________________________________________ and _________________________________________ and they are in my belief of the full age of eighteen years.

Sworn before me at the City of Toronto,	)

in the Province of Ontario	)

this _______ day of _________, _______.	)
)
)
) ______________________________
)
)

_____________________________________	)

A Notary Public in and for the Province of	)

Ontario.	)
)

SCHEDULE 1
This Instrument Prepared by:

______________________
______________________
______________________
______________________

Address New Owner as follows	Special Tax Bills to: Same	Map – Parcel: 093-06-2 000.00.01

SPECIAL WARRANTY DEED

THIS INDENTURE, made and entered into as of the ___ day of __________, 2013 by and between WELLS VAF-330 COMMERCE STREET, LLC, a Delaware limited liability company (hereinafter called “Grantor”) and _____________________________ (hereinafter called “Grantee”).

WITNESSETH

That for and in consideration of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of all of which is hereby acknowledged, Grantor has bargained and sold and does hereby bargain, sell, convey and confirm unto Grantee the following described real estate, situated and being in the City of Nashville, County of Davidson, State of Tennessee, to-wit:

See Exhibit A attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the aforesaid real estate together with all appurtenances and hereditaments thereunto belonging or in any wise appertaining to Grantee, its successors and assigns in fee simple forever.

Grantor does hereby covenant with Grantee that Grantor is lawfully seized in fee simple of the aforedescribed real estate; that Grantor has good right to sell and convey the same; that the same is unencumbered, except for those matters set forth on Exhibit B attached hereto and incorporated herein by reference; and that the title and quiet possession thereto Grantor will forever warrant and defend against the lawful claims of all persons claiming by, through and under Grantor, but not further or otherwise.

WITNESS the execution of this instrument by Grantor as of the day and year first above written.

WELLS VAF-330 COMMERCE STREET, LLC, a Delaware limited liability company

By:    Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:    Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: ______________________________
Name:     ___________________________
Title:    __________________________

STATE OF TENNESSEE

COUNTY OF DAVIDSON

Before me personally appeared _______________ with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be ________________ of Wells Investment Management Company, LLC, a Georgia limited liability company, manager of Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, sole member of Wells VAF 330 Commerce Street, LLC, a Delaware limited liability company, the within named Grantor, and that as such ______________, executed the foregoing instrument for the purpose therein contained, by personally signing the name of _________________, in the capacity herein described.

Witness my hand and seal this __ day of ____________, 2013.

__________________________________
Notary Public
My commission expires: _____________________

I hereby swear or affirm that, to the best of affiant’s knowledge, information, belief, the actual consideration of this transfer or value of the property transferred, whichever is greater, is $11,200,000 which amount is equal to or greater than the amount which the property transferred would command at a fair and voluntary sale.

_____________________________
Affiant

Subscribed and sworn to before me this ___ day of ___________, 2013.

_________________________________
Notary Public
My commission expires: _______________________

EXHIBIT A

Legal Description

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.

EXHIBIT B

Permitted Encumbrances

1.	Taxes and assessment for the year 2013, and all subsequent years, are a lien, not yet due and payable.

2.	Rights of tenants in possession as tenants only under unrecorded leases.

3.	[Other Permitted Exceptions as may be identified pursuant to Section 3.4 of the
Agreement.]

SCHEDULE 2
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") is made and entered into as of the _____ day of __________, 2013, by and between WELLS VAF-330 COMMERCE STREET, LLC, a Delaware limited liability company ("Assignor"), and COMMERCE STREET NASHVILLE PARTNERSHIP, a Tennessee general partnership ("Assignee").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as "330 Commerce" located in Nashville, Tennessee, and more particularly described on Exhibit "A" attached hereto (the "Property") ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest in and to certain leases affecting the Property, together with the future leasing commission obligations associated therewith subject to the terms and conditions hereof, Assignee desires to assume Assignor's obligations in respect of said leases;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee's purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated _______________, 2013, between Assignor and Assignee (the "Contract"), applicable to the property assigned herein, all of Assignor's right, title and interest in, to and under (a) those certain leases set forth on Exhibit "B" attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the "Leases"), and (b) any leasing commissions payable after the date of this Assignment in connection with the Leases as a result of a new lease, renewal, extension or expansion by the Tenants, subject to the matters more particularly described on Exhibit "B" attached hereto and made a part hereof.

2.    Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor's duties and obligations under the Lease arising from and after the date hereof. including, without limitation, the obligation to pay leasing commissions due and payable in respect of any renewal or expansion of the Lease, or any new lease with a tenant under the Lease, after the date hereof. Assignor shall be and remain liable for all of Assignor’s obligations with respect to the Lease accruing prior to the date hereof.

3.    All representations and warranties of Assignor made in the Contract in respect of the Leases, as recertified to Assignee pursuant to that certain Seller's Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one hundred Eighty (180) days from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one hundred Eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty made in the Contract or this Assignment or any of the other Ancillary Closing Documents (as defined in the Contract) unless the loss resulting from Assignor's various breaches of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 US), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Assignor's total liability for any such breach or breaches exceed, in the aggregate, three percent (3%) of the Purchase Price (as defined in the Contract). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4.    This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

WELLS VAF-330 COMMERCE STREET, LLC, a Delaware limited liability company

By:    Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:    Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: ______________________________
Name:     ___________________________
Title:    __________________________

ASSIGNEE:

COMMERCE STREET NASHVILLE PARTNERSHIP
By:     ______________________________
Name:     ______________________________
Title:     ______________________________

EXHIBIT A

Legal Description

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.

EXHIBIT B

List of Leases

1.    Lease dated March 4, 2002 by and between Ferrari Partners, L.P. (“Landlord” and Country Music Television, Inc. (“Tenant”), as amended by a First Amendment dated February 12, 2004, a Second Amendment dated April 30, 2004, a Third Amendment dated November 3, 2004, a Fourth Amendment dated May 1, 2005, a Fifth Amendment dated August ___, 2005, a Sixth Amendment dated February 27, 2006, a letter agreement dated August 25, 2011, and an Eighth Amendment dated December 7, 2012.
2.    Office Lease dated July 1, 2011 between Wells VAF-330 Commerce Street, LLC and Tennessee Information Consortium, LLC.
3.    Lease Agreement dated December 1, 1985, between Commerce Street Venture, as Lessor, and Seller, as Lessee, a memorandum of which is recorded in Book 6739, page 374 and re-recorded in Book 6740, page 822, Register’s Office for Davidson County, Tennessee, for 3,392 square feet of area on the ground floor of the Property, as modified by an Addendum to Lease Agreement dated as of November 26, 1986, establishing the leased premises as 3,725 square feet, including the elevators and loading dock areas, and as further amended by a First Amendment to Lease Agreement dated December 14, 2007 and as affected by that certain Shipping and Receiving Office Sublease between Seller, as Sublessor and Country Music Television, Inc., as Sublessee, dated December 7, 2012.

EXHIBIT C

Permitted Exceptions

[TO BE ATTACHED]

SCHEDULE 3
FORM OF BILL OF SALE TO PERSONAL PROPERTY
BILL OF SALE
THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the _____ day of ______________, 2013, by WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company (“Seller”), for the benefit of COMMERCE STREET NASHVILLE PARTNERSHIP, a Tennessee general partnership (“Purchaser”).
W I T N E S S E T H:
WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property located at 330 Commerce Street, Nashville, Tennessee, and more particularly described on Exhibit “A” attached hereto (the “Property”); and
WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property and the Improvements thereon;
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:
1.    All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of _______________, 2013, between Seller and Purchaser (the “Sales Contract”).
2.    Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Air Rights and Improvements and situated thereon, including, without limitation, all of Seller’s right, title and interest in and to those items of tangible personal property set forth on Exhibit “B” attached hereto and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary) relating to the Air Rights and Improvements (the “Personal Property”). The Personal Property does not include any property owned by tenants, contractors or licensees.

3.    The Personal Property is hereby transferred and conveyed subject to those certain matters more particularly described on Exhibit “C” attached hereto and made a part hereof.
4.    This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.
IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed
WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company
By:    Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:    Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: ______________________________
Name:     ___________________________
Title:    __________________________

Exhibit “A”
Legal Description

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.

Exhibit “B”
List of Personal Property

1- All in one printer
2- Computers
1- Power backup
3- Staplers
2- Whole punch
1- Try pod light
1- First aid kit
1- Small air compressor
1- Wet vacuum
1- Dry vacuum
6- Carts
9- Ladders
1- Small vacuum
1- 18 volt drill
1- 18 volt drill
1- Pipe bender
1- Closet auger
1- Flat bar
1- Crow bar
5- Pipe wrenches
2- Pipe cutters
1- Wire brush
2- Side cutters
1- Wire stripper
1- Claw hammer
1- Rubber mallet
1- Hacksaw
5- Crescent wrench
3- Tin snips
1- Electrical tester
1- Torpedo level
2- Measuring tape
1- Screwdriver 10 in 1
1- Snip multipurpose
1- Snow shovel
3- Extension cords
2- Drill bit sets
1- Bench vise
1 .. Combo wrench set
1- Safety eye wear
1- Dual action sweeper
1- Plumbers kit I torch
1- Dielectric ear muff
2- Grease guns

1- Vice grips
2- Channel locks
1- Needle nose pliers
3- Paint brushes
2- Allen wrench set
1- Utility Knife
1- Flat file
7- Nut driver set
1- 22 piece socket set
1- 14 piece wrench set
1- Pressure washer
1- Stream light- flash light
2- Two wheel dolly
3- Water hoses
4- Recycle bends
2- Trash carts
1-Mop
1- Mop bucket
2- Floor squeegees
1- Dustpan
2- Brooms
J .. Push Brooms
2- Desks
4- Chairs
1- Table
3- File cabinets

Exhibit “C”
Permitted Encumbrances
[TO BE ATTACHED]

SCHEDULE 4
INTENTIONALLY OMITTED

SCHEDULE 5
FORM OF GENERAL ASSIGNMENT OF
SELLER’S INTEREST IN INTANGIBLE PROPERTY
GENERAL ASSIGNMENT
THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the _____ day of __________, 2013 by WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company (“Assignor”) to COMMERCE STREET NASHVILLE PARTNERSHIP, a Tennessee general partnership (“Assignee”).
W I T N E S S E T H:
WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Nashville, Tennessee, and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and
WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable tradenames, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property, subject to the matters set forth on Exhibit ”B” attached hereto and made a part hereof;
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:
1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of _______________, 2013, between Assignor and Assignee (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property (excluding any computer software which either is licensed to Assignor or Assignor deems proprietary), including, without limitation, Assignor’s rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Air Rights and Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); and (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Air Rights or Improvements.
2.    All representations and warranties of Assignor made in the Contract in respect of the Intangible Property (as defined in the Contract), as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one hundred Eighty (180) days from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one hundred Eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty made in the Contract or this Assignment or any of the other Ancillary Closing Documents (as defined in the Contract) unless the loss resulting from Assignor’s breach of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 US), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, three percent (3%) of the Purchase Price (as defined in the Contract). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.
3.    This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.
SELLER:
WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company
By:    Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:    Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: ______________________________
Name:     ___________________________
Title:    __________________________
PURCHASER:
COMMERCE STREET NASHVILLE PARTNERSHIP
By:     ______________________________
Name:     ______________________________
Title:     ______________________________

EXHIBIT “A”
LEGAL DESCRIPTION

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.

EXHIBIT “B”
PERMITTED EXCEPTIONS
[TO BE ATTACHED]

SCHEDULE 6
FORM OF SELLER’S AFFIDAVIT
(FOR PURCHASER’S TITLE INSURANCE PURPOSES)
SELLER’S AFFIDAVIT
STATE OF GEORGIA
COUNTY OF __________
Personally appeared before me, the undersigned deponent who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:
1.    That the undersigned is the _______________ of Wells Investment Management Company, LLC, manager of Wells Mid-Horizon Value-Added Fund I, LLC, in its capacity as sole member of Wells VAF – 330 Commerce Street, LLC (hereinafter referred to as “Owner”) and as such officer of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.
2.    That Owner is the owner of certain real property located in Nashville, Tennessee, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the “Property”), subject to those matters set forth on EXHIBIT B, attached hereto and made a part hereof.
3.    That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.
4.    That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT B-1 hereto.
5.    That except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.
6.    That, except as may be set forth on EXHIBIT C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the one (1) year period immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on EXHIBIT C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.
7.    That Owner is not a foreign person, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code. The federal employer identification number of the Owner is _________________ and Owner’s address is 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092. This statement is made by the undersigned in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest
8.    That, except for Cornerstone Commercial Real Estate Services of Tennessee (hereinafter referred to as “Broker”) engaged by Owner in connection with the sale of the Property to ______________________________, a ________________________ (hereinafter referred to as “Purchaser”) and those certain leasing agents (hereinafter referred to as the “Leasing Agents”) set forth on EXHIBIT D attached hereto and made a part hereof in connection with certain brokers’ commission agreements, Owner has not engaged any “broker’s” services with regard to the purchase, sale, management, lease, option or other conveyance of any interest in the Property; as to Broker, the Closing Statement executed in connection with the sale of the Property to Purchaser reflects payment in full satisfaction of all amounts owed to Broker with respect to the Property; as to the Leasing Agents, all amounts owed to the Leasing Agents through the date hereof have been paid in full as of the date hereof; and as of the date hereof, Owner has not received any notice of lien from Broker, any of the Leasing Agents or any other real estate broker, salesman, agent or similar person relating to the Property.
9.    That to Owner’s knowledge there are no boundary disputes affecting the Property.
10.    That in consideration of First American issuing its owner's and/or lender's title insurance policies effective as of the date of closing without making exception therein of unrecorded mechanic's liens, matters which may arise between the date of the Commitment and the date documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect the title, Owner agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter which may arise or be filed, as the case may be, against the Property as a result of any act or omission of Owner during the period of time between the date of the Commitment issued by First American, and the date Owner executes and delivers the deed conveying the Property.
11.    That this Affidavit is made to induce First American Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto.

Sworn to and subscribed before me,
this _____ day of ____________, 2013.
(SEAL)
_____________________________
Notary Public
My Commission Expires:
_____________________________
(NOTARIAL SEAL)

EXHIBIT A
LEGAL DESCRIPTION

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.

EXHIBIT B
EXISTING ENCUMBRANCES
[TO BE ATTACHED]

EXHIBIT C
LIST OF ANY CONTRACTORS, MATERIALMEN OR SUPPLIERS
NOT YET PAID IN FULL
[TO BE ATTACHED]

EXHIBIT D
LEASING COMMISSION AGREEMENTS
[TO BE ATTACHED]

SCHEDULE 7
FORM OF SELLER’S CERTIFICATE
(AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)
SELLER’S CERTIFICATE AS TO REPRESENTATIONS
THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company (“Seller”), this ___ day of ______________, 2010, for the benefit of COMMERCE STREET NASHVILLE PARTNERSHIP, a Tennessee general partnership (“Purchaser”).
Pursuant to the provisions of that certain Purchase and Sale Agreement , dated as of _______________, 2013, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property located in Nashville, Tennessee, and more particularly described on EXHIBIT “A” attached hereto and made a part hereof (the “Property”), Seller certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Seller contained in the Contract remain true and correct in all material respects as of the date hereof; and
The representations and warranties contained herein shall survive for a period of one hundred Eighty (180) days after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said one hundred Eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Certificate, Seller shall have no liability to Purchaser for the breach of any representation or warranty made in the Contract or this Certificate or any of the other Ancillary Closing Documents (as defined in the Contract) unless the loss resulting from Seller’s various breaches of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 US), in which event Seller shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Seller’s total liability for any such breach or breaches exceed, in the aggregate, three percent (3%) of the Purchase Price (as defined in the Contract). In no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to the date hereof.

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.
SELLER:
WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company
By:    Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:    Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By: ______________________________
Name:     ___________________________
Title:    __________________________
PURCHASER:
COMMERCE STREET NASHVILLE PARTNERSHIP
By:     ______________________________
Name:     ______________________________
Title:     ______________________________

EXHIBIT “A”
LEGAL DESCRIPTION

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.

EXHIBIT “B”
EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
[TO BE COMPLETED PRIOR TO CLOSING]

SCHEDULE 8
FORM OF SELLER’S FIRPTA AFFIDAVIT
CERTIFICATION OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company (the “Seller”), the Seller hereby certifies as follows:
1.    The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    The Seller’s U.S. employer identification number is ____________; and
3.    The Seller’s office address is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.
The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
This Certificate is made with the knowledge that _________________________, a _______________ _______________, will rely upon this Certificate in purchasing that certain real property from Seller more particularly described on Exhibit A attached hereto.
Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.
Date: ________________, 2013            _________________________(Seal)
By: __________________________

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

SCHEDULE 9
FORM OF PURCHASER’S CERTIFICATE
(AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)
PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS
THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by COMMERCE STREET NASHVILLE PARTNERSHIP, a Tennessee general partnership (“Purchaser”), this ___ day of ______________, 2013, for the benefit of WELLS VAF – 330 Commerce Street, LLC, a Delaware limited liability company (“Seller”).
Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of _______________, 2013, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property located in Nashville, Tennessee, and more particularly described on EXHIBIT ”A” attached hereto (the “Property”), Purchaser certifies that except as may be set forth to the contrary in EXHIBIT ”B” attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof; and
The representations and warranties contained herein shall survive for a period of one hundred Eighty (180) days after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said one hundred Eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within ninety (90) days after the giving of such notice.
IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.
PURCHASER:
COMMERCE STREET NASHVILLE PARTNERSHIP
By:     ______________________________
Name:     ______________________________
Title:     ______________________________

EXHIBIT “A”
LEGAL DESCRIPTION

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bold fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62º30’03”W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N27 º 40’45W, 122.48 feet; thence N62 º 20’37”E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N27 º32’23”W, 53.40 feet; thence, N62 º08’37”E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S27 º29’23”E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27 º25’00”E, 122.96 feet to the point of beginning, containing 30,778 square feet or .071 acres, more or less.

EXHIBIT “B”
EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
[TO BE COMPLETED PRIOR TO CLOSING]

ARTICLE 1	DEFINITIONS 1

ARTICLE 2	PURCHASE AND SALE 5

2.1	Agreement to Sell and Purchase 5

2.2	Permitted Exceptions 6

2.3	Earnest Money 6

2.4	Purchase Price 6

2.5	Independent Contract Consideration 6

2.6	Closing 7

ARTICLE 3	PURCHASER’S INSPECTION AND REVIEW RIGHTS 7

3.1	Due Diligence Inspections 7

3.2	Seller’s Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records 8

3.3	Condition of the Property 10

3.4	Title and Survey 10

3.5	Intentionally Omitted 11

3.6	Termination of Agreement 11

3.7	Confidentiality 11

ARTICLE 4	REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS 12

4.1	Representations and Warranties of Seller 12

4.2	Knowledge Defined 15

4.3	Covenants and Agreements of Seller 15

4.4	Representations and Warranties of Purchaser 16

ARTICLE 5	CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS 17

5.1	Seller’s Closing Deliveries 17

5.2	Purchaser’s Closing Deliveries 18

5.3	Closing Costs 19

5.4	Prorations and Credits 19

ARTICLE 6	CONDITIONS TO CLOSING 20

6.1	Conditions Precedent to Purchaser’s Obligations 20

6.2	Conditions Precedent to Seller’s Obligations 20

ARTICLE 7	CASUALTY AND CONDEMNATION 21

7.1	Casualty 21

7.2	Condemnation 22

ARTICLE 8	DEFAULT AND REMEDIES 23

8.1	Purchaser’s Default 23

8.2	Seller’s Default 23

ARTICLE 9	ASSIGNMENT 24

9.1	Assignment 24

ARTICLE 10	BROKERAGE COMMISSIONS 24

10.1	Broker 24

ARTICLE 11	MISCELLANEOUS 25

11.1	Notices 25

11.2	Possession 26

11.3	Time Periods 26

11.4	Publicity 26

11.5	Discharge of Obligations 26

11.6	Severability 27

11.7	Construction 27

11.8	Sale Notification Letters 27

11.9	Access to Records Following Closing 27

11.10	General Provisions 27

11.11	Attorney’s Fees 28

11.12	Counterparts 28

ARTICLE 12	INDEMNIFICATION 28

12.1	Indemnification by Seller 28

12.2	Indemnification by Purchaser 28

12.3	Limitations on Indemnification 28

12.4	Survival 29

12.5	Indemnification as Sole Remedy 29